UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g)

of the Securities Exchange Act of 1934

NIQ Global Intelligence plc

(Exact name of registrant as specified in its charter)

Ireland	Not applicable
(State of Incorporation)	(I.R.S. Employer Identification No.)

200 West Jackson Boulevard Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.00001 nominal value per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-288376

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

NIQ Global Intelligence plc (the “Registrant”) hereby incorporates by reference the description of its ordinary shares, $0.00001 nominal value per share (the “Ordinary Shares”), to be registered hereunder, contained under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form S-1 (File No. 333-288376), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2025, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 23, 2025	NIQ GLOBAL INTELLIGENCE PLC

	By:	/s/ John Blenke
	Name:	John Blenke
	Title:	Chief Legal Officer